FRIEDMAN LLP
ACCOUNTANTS AND ADVISORS

Exhibit 16.1

May 31, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Ladies and Gentleman:

We have read the Company's statements included under item 4.02 of its Form 8-K/A (Amendment No. 2) dated May 26, 2011. We agree with the Company's statements in the first sentence of paragraph 1. We disagree with the second sentence of paragraph 1. We agree with the statements in paragraph 2. We are not in a position to agree or disagree with the Company's statements in paragraph 3.

Very truly yours,

FRIEDMAN LLP

Friedman LLP
Marlton, New Jersey